MICHAEL T. STUDER CPA P.C.
45 Church Street
Freeport, NY 11520
Phone: (516) 378-1000
Fax: (516) 546-6220

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

To the Board of Directors
Cornish Holding Corporation

I consent to the use in this Registration Statement on Form SB-2 of my report included herein dated January 27, 2005, relating to the financial statements of Cornish Holding Corporation.

/s/ Michael T. Studer CPA P.C.

Michael T. Studer CPA P.C.

Freeport, New York
January 27, 2005